UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2009

Hines Real Estate Investment Trust, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

     The disclosure required by this item is included in Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revolving Credit Facility with KeyBank National Association

Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company") is party to a credit agreement with KeyBank National Association (“KeyBank”), as administrative agent for itself and various other lenders named in the credit agreement, which provides for a revolving credit facility (the “Revolving Credit Facility”) with maximum aggregate borrowing capacity of up to $250.0 million. The capacity of the Revolving Credit Facility is reduced by outstanding letters of credit with KeyBank, which totaled $9.4 million as of September 23, 2009. The Revolving Credit Facility had an outstanding balance of $108.5 million as of the date of this filing.

The Revolving Credit Facility had an original maturity date of October 31, 2009, subject to extension at the election of the Company for two successive periods of one year each, subject to specified conditions. The facility allows, at the election of the Company, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios. On September 23, 2009, the Company exercised its option to extend the maturity date of the credit facility to October 31, 2010.  Other than the maturity date, no other terms or conditions of the credit facility were changed as a result of the extension.

In addition to customary covenants and events of default, the Revolving Credit Facility provides that it shall be an event of default under the agreement if the Company’s Advisor ceases to be controlled by Hines Interests Limited Partnership ("Hines") or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The amounts outstanding under this facility are secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including the Company’s interest in the Hines US Core Office Fund LP, subject to certain limitations and exceptions.  The Company is not aware of any instances of noncompliance relating to covenants of the Revolving Credit Facility as of the date of this filing.

Item 7.01 Regulation FD Disclosure.

Broker-Dealer Communication

  On September 29, 2009, Hines REIT distributed a letter to certain broker-dealers who have sold securities of Hines REIT and simultaneously is making this information available to stockholders through this filing.  The letter provides information regarding a potential offering of preferred shares of Hines REIT, changes to the Company's share redemption plan and the potential consideration by the Company's board of directors of a future liquidity event. A copy of such letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

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Item 8.01 Other Events.

Rebalancing of Credit Facility

The Company has a credit agreement with HSH Nordbank AG, New York Branch (“HSH Nordbank”), which provides for a secured credit facility with an outstanding balance of $520.0 million. Under the terms of the credit agreement, HSH Nordbank has the right to have the properties serving as collateral under the credit facility appraised every two years. Should the aggregate outstanding principal amounts under this facility exceed 55% of the lender’s appraised values, the Company must rebalance through making partial payment or providing additional collateral to eliminate such excess. The Company recently received a letter from HSH Nordbank indicating that they had appraised seven of the ten properties serving as collateral and that the aggregate outstanding principal amounts for those properties exceeded 55% of their appraised values by approximately $70.0 million. Subject to the approval of HSH Nordbank, as lender and as agent for the other participant lenders, the Company expects to provide additional collateral in the form of either additional real estate assets or additional cash collateral as provided for by the credit agreement. In the event that the Company needs to post additional cash collateral, it has borrowed $70.0 million under its revolving credit facility to fund such amount.

October Distribution

With the authorization of its board of directors, Hines REIT declared distributions for the month of October 2009. These distributions will be calculated based on shareholders of record each day during October in an amount equal to $0.00165699 per share, per day and will be paid in January 2010 in cash or reinvested in stock for those participating in Hines REIT's dividend reinvestment plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

99.1 Broker-Dealer Communication, dated September 29, 2009

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the implementation of strategic initiatives and the timing of payment of distributions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with the limitations on the Company's share redemption program, the Company's ability to raise and invest offering proceeds and other risks described in the “Risk Factors” section of Hines REIT’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

September 29, 2009	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Broker-Dealer Communication, dated September 29, 2009